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                                                                    EXHIBIT 23.1

                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]


                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------


The Board of Directors
Evergreen Media Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-3 (No. 33-93874) and Form S-8 (No. 33-83124) of Evergreen Media Corporation of our report dated January 31, 1997, except for note 2(c), which is as of February 19, 1997, relating to the consolidated balance sheets of Evergreen Media Corporation and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Evergreen Media Corporation.


                                                       /S/ KPMG PEAT MARWICK LLP

Dallas, Texas
March 26, 1997